Exhibit 5.2

December 5, 2024

TransCanada PipeLines Limited

450 - 1st Street S.W.

Calgary, Alberta, Canada

T2P 5H1

Re: TransCanada PipeLines Limited (the “Corporation”)

To Whom it May Concern:

Reference is made to the short form base shelf prospectus of the Corporation dated December 5, 2024 (the “Prospectus”) forming part of the Registration Statement on Form F-10 filed by the Corporation with the United States Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the headings “Enforceability of Civil Liabilities”, “Legal Matters”, “Interest of Experts” and “Documents Filed as Part of the Registration Statement” and to the references to our opinion under the heading “Enforceability of Civil Liabilities”.

In giving such consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours very truly,

(signed) “Blake, Cassels & Graydon LLP”

Blake, Cassels & Graydon LLP